EXHIBIT (23)(b)
INDEPENDENT AUDITORS' CONSENT              Sprint Spectrum Holding Company, L.P.

We consent to the incorporation by reference in Registration Statements (Nos. 33-58488 and 333-55930) on Form S-3 and Registration Statements (Nos. 33-38761, 33-31802, 2-97322, 33-59316, 33-59322, 33-59324, 33-59326, 33-53695, 33-59349,
33-65149, 33-25449, 333-42077, 333-46487, 333-46491, 333-68737, 333-68739, 333-
68741, 333-76755, 333-76783, 333-92809, 333-41662, 333-54108, 333-56938 and 333-
59124) on Form S-8 of Sprint Corporation of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries for the year ended December 31, 1998 appearing in this Annual Report on Form 10-K/A of Sprint Corporation for the year ended December 31, 2000.

                                               /s/ Deloitte & Touche LLP
                                               ---------------------------------
                                               Deloitte & Touche LLP


Kansas City, Missouri
May 14, 2001